TRANSFER AGENT AGREEMENT
                            ------------------------

      This Agreement, dated as of the 27th day of January 2006, made by each FIRST INVESTORS investment company listed on Schedule A, as amended from time to time ("Fund"), and ADMINISTRATIVE DATA MANAGEMENT CORP., a corporation duly organized and existing under the laws of the State of New York ("ADM").

                                WITNESSETH THAT:
                                ----------------

      WHEREAS, ADM represents that it is currently registered and licensed with the appropriate authorities to provide services as a transfer agent of mutual funds, and will remain so registered for the duration of the Agreement; and

      WHEREAS, the Fund desires to employ ADM to provide transfer agency and related services under the terms and conditions described in this Agreement and ADM is willing to provide such services;

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

      1. APPOINTMENT. The Fund hereby appoints ADM as its registrar, transfer agent, dividend disbursing agent, shareholder servicing agent and administrator of its dividend reinvestment, share accumulation, systematic withdrawal and automated payment programs (collectively its "Transfer Agent") and ADM accepts such appointment and agrees to act in such capacity upon the terms set forth in this Agreement.

      2. DEFINITIONS. As used in this Agreement capitalized terms have the meanings specified below:

      A) "Fund" means any of the Funds set forth in Schedule A existing now or in the future that becomes a party to this Agreement, and;

      B) "Shares" means the issued and outstanding shares of beneficial interest, and any fractions thereof, of the Fund;

      C) "Shareholder" means the registered owner of Shares or the beneficial owner of Shares if the name of the beneficial owner is recorded on the master security holder files;

      D) "Account" means a separate record established on ADM's books for each Shareholder in the Fund which identifies the legal registration and number of Shares owned.


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      3.  RESPONSIBILITIES  OF ADM. ADM in its  capacity as Transfer  Agent will perform the usual duties and functions of a stock transfer agent for the Fund. Among other things, it will:

      A) maintain stock registry and record thereon the Shares and fractions thereof of both issued and unissued Shares for each Shareholder's Account;

      B)    open, maintain, service and close Accounts of Shareholders;

      C) issue, redeem, exchange and transfer Shares in Accounts established on its books and records;

      D) process initial and subsequent payments on each day the Fund is open for trading;

      E) maintain a record of sales of Shares for use by the Fund in complying with state and federal registration requirements;

      F)    deliver to the underwriter all payments received by ADM;

      G) calculate the amounts of Shares to be issued, the amounts of commissions owed to dealers, and the amounts to be paid to the underwriter;

      H) answer telephone and written inquiries from Shareholders, securities brokers and others;

      I) calculate the amount of, and reinvest dividends and distributions declared upon Shares into Shareholder Accounts or, upon Shareholder election, pay such dividends and distributions in cash;

      J)    furnish   to   Shareholders   monthly   or   quarterly   statements,
            confirmations of transactions in Shares, prospectuses, and such other communications as may be requested by the Fund;

      K) deduct and pay the Internal Revenue Service and other payees the required amounts of tax withholdings in accordance with applicable laws, rules and regulations;

      L) mail to Shareholders such tax forms, notices, and other information relating to purchases, redemptions, dividends and distributions, as required by applicable laws, rules and regulations;

      M) prepare, maintain and file with the Internal Revenue Service and other appropriate taxing authorities reports relating to purchases, redemptions, dividends and distributions, as required by applicable laws, rules and regulations;

      N) mail annual and semi-annual reports and prospectuses prepared by or on behalf of the Fund to Shareholders;

      O) mail notices of Shareholder meetings, proxies, proxy statements and other related materials upon request by the Fund;

      P) maintain a disaster recovery site for emergency use and a separate off-site storage facility for backup computer files and data;

      Q) maintain all records required to be kept by applicable laws, rules and regulations relating to the services to be performed under this Agreement; and,

      R) comply with all other laws, rules and regulations that apply to ADM as the result of the services that it is required to perform under this Agreement.

      4. DUTY OF CARE. ADM shall exercise due care and diligence, act in good faith, and comply with the terms and conditions contained in the Fund's prospectuses, statements of additional information, shareholder applications and all applicable laws, rules and regulations in performing the services required under this Agreement.

      5. LIMITATIONS ON LIABILITY. ADM shall not be liable for any losses, claims or damages (collectively, "Damages") arising out of or in connection with ADM's performance or failure to perform its duties under this Agreement except to the extent that such Damages arise out of its negligence, reckless disregard of its duties, bad faith or willful misfeasance.

      Without limiting the generality of the foregoing, ADM shall not be liable for:

      A) any Damages caused by delays, errors, or loss of data occurring by reason of circumstances beyond ADM's control, including but not limited to acts of civil or military authorities, national emergencies, labor difficulties, acts of God, insurrections, wars, riots or failures of the mails, transportation providers, communications providers or power suppliers; or,

      B) any taxes, assessments or governmental charges which may be levied or assessed on any basis whatsoever in connection with the services performed under this Agreement, except for taxes assessed against ADM in its corporate capacity based upon its compensation hereunder.

6.    INDEMNIFICATION.

      A) The Fund shall indemnify and hold ADM harmless against any Damages or expenses (including reasonable attorneys fees) incurred in any action, suit or proceeding brought against it by any person other than the Fund, including a Shareholder, based upon ADM's services for the Fund or its Shareholders, if the Damages sought did not result from ADM's negligence, reckless disregard for its duties, bad faith or willful misfeasance.

      B) The Transfer Agent shall not pay or settle any claim, demand, expense or liability to which it may seek indemnity pursuant to paragraph (A) above (an "Indemnifiable Claim") without the express written consent of the Fund. The Transfer Agent shall notify the Fund promptly of receipt of notification of an Indemnifiable Claim. Unless the Fund notifies the Transfer Agent within 30 days of receipt of Written Notice of such Indemnifiable Claim that the Fund does not intend to defend such Indemnifiable Claim, the Fund shall defend the Transfer Agent for such Indemnifiable Claim. The Fund shall have the right to defend any Indemnifiable Claim at its own expense, such defense to be conducted by counsel selected by the Fund. Further, the Transfer Agent may join the Fund in such defense at the Transfer Agent's own expense, but to the extent that it shall so desire the Fund shall direct such defense. If the Fund shall fail or refuse to defend, pay or settle an Indemnifiable Claim, the
            Transfer Agent, at the Fund's expense, consistent with the limitation concerning attorney's fees expressed in (A) above, may provide its own defense.

      7. DELEGATION OF DUTIES. ADM may from time to time in its sole discretion delegate some or all of its duties hereunder to any affiliate or entity, which shall perform such functions as the agent of ADM; provided, however, that the delegation of any of ADM's duties under this Agreement shall not relieve ADM of any of its responsibilities or liabilities under this Agreement.

      8. INSURANCE. ADM shall maintain insurance of the types and in the amounts deemed by it to be appropriate for the services that it provides to the Fund. To the extent that policies of insurance may provide for coverage of claims for liability or indemnity by the parties set forth in this Agreement, the contracts of insurance shall take precedence, and no provision of the Agreement shall be construed to relieve an insurer of any obligation to pay claims to the Fund, ADM or any other insured party which could otherwise be a covered claim in the absence of any provision of this Agreement.

      9. BOOKS AND RECORDS. The books and records pertaining to the Fund which are in the possession of the Transfer Agent shall be the property of the Fund and shall be returned to the Fund or its designee upon request. Such books and records shall be prepared and maintained as required by applicable laws, rules, and regulations. The Fund, or its authorized representatives, shall have access to such books and records at all times during the Transfer Agent's normal business hours. Upon request of the Fund, copies of any such books and records shall be provided by the Transfer Agent to the Fund or the Fund's authorized representative or designee at the Fund's expense.

      10. RESPONSIBILITIES OF THE FUND. The Fund is responsible for:

      A) providing ADM on an ongoing basis with its current prospectuses, statements of additional information, shareholder manuals, annual and semi-annual reports, proxy notices and proxy statements;

      B) notifying ADM upon declaration of each dividend and distribution of the date of its declaration, the amount payable per Share, the record date, the payment date, the reinvestment date, and the price;

      C) transferring, or causing the Fund's Custodian or Custodians to transfer, to ADM by each payment date, the total amount of the dividend or distribution currently payable in cash; and

      D) providing ADM with its net asset value on each day the Fund is open for business and the prices which are applicable to Shareholders who are entitled to purchase Shares at reduced offering prices.

      11. COMPENSATION. The Fund agrees to pay ADM compensation for its services and to reimburse it for expenses as set forth in Schedule B attached hereto, or as shall be set forth in amendments to such schedule approved by the parties to this Agreement.

      12. ADDITIONAL SERVICES AND COMPENSATION. The Fund may with the consent of ADM decide to employ ADM to perform additional services and special projects which are not covered by this Agreement, such as proxy solicitation, proxy tabulation or special research. In such circumstances, the terms and conditions under which ADM will perform such services and the compensation it will receive will be set by mutual agreement.

      13. HOLIDAYS. Nothing contained in this Agreement is intended to or shall require ADM in any capacity hereunder to perform any functions or duties on any holiday or other day of special observances on which the Fund and ADM are closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which both the Fund and ADM are open.

      14. COOPERATION WITH ACCOUNTANTS. The Transfer Agent shall cooperate with the Fund's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion as such may be required by the Fund from time to time.

      15. CONFIDENTIALITY. The Transfer Agent agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Fund and its prior, present or potential Shareholders and relative to the Fund's investment advisers, subadvisers or underwriters and their present or potential customers; provided, however that the Transfer Agent may disclose information in response to a lawful subpoena, request from a governmental authority, or other legal process or with the consent of the Fund.

      16. ENFORCEMENT OF AGREEMENT. Notwithstanding any provision of the law to the contrary, ADM hereby waives any right to enforce this Agreement against the individual and separate assets of any Shareholder of the Fund. With respect to any obligations of the Fund arising out of this Agreement, ADM shall look for payment or satisfaction of any obligation solely to the assets and property of the Fund.

      17. ASSIGNMENT. This Agreement shall extend to, and shall be binding upon, the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by any party without the written consent of the other. In the case of the Fund, any consent to an assignment must be approved by the Board of Directors/Trustees of the Fund.

      18. TERMINATION. This Agreement may be terminated by any party to this Agreement on at least sixty (60) days advance written notice. If ADM fails at any time to maintain the necessary registrations or licenses required to act lawfully as the Fund's Transfer Agent, the Fund may terminate this Agreement upon five days written notice. In the event that ADM shall terminate this Agreement, it shall continue to perform the services required under this Agreement at the request of the Fund until a replacement is appointed. In such case, ADM shall be entitled to receive all the payments and reimbursements to which it is entitled under this Agreement. Termination of this Agreement with respect to a given Fund shall not affect the continued validity of this Agreement or the performance thereunder with respect to any other Fund.

      19. AMENDMENT. This Agreement may only be amended by a written instrument approved by both parties.

      20. NON-EXCLUSIVITY. The parties understand and agree that ADM may offer services, including the types of services covered by this Agreement, to other parties including non-affiliated mutual funds, provided that such activities do not adversely affect ADM's ability to perform the services to the Fund that are required by this Agreement.

      21. MISCELLANEOUS. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be original, but such counterparts shall together constitute but one and the same instrument. This Agreement shall be construed in accordance with the laws of the State of New York.



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


      IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be signed by their duly authorized officers and their seals hereunto duly affixed and attested as of the day and the year first above written.



ATTEST:                                   FIRST INVESTORS FUNDS


                                          BY:
--------------------------------             -----------------------------------
Carol Lerner Brown, Assistant                Kathryn S. Head, President
Secretary





ATTEST:                                   ADMINISTRATIVE DATA
                                          MANAGEMENT CORP.


                                          BY:
--------------------------------             -----------------------------------
Larry R. Lavoie, Assistant                   Kathryn S. Head, President
Secretary

                            TRANSFER AGENT AGREEMENT

                                   SCHEDULE A

                              CURRENT LIST OF FUNDS

First Investors Equity Funds
        First Investors Global Fund
        First Investors Blue Chip Fund
        First Investors Special Situations Fund
        First Investors Total Return Fund
        First Investors All-Cap Growth Fund
        First Investors Focused Equity Fund
        First Investors Growth & Income Fund
        First Investors Mid-Cap Opportunity Fund
        First Investors Value Fund

First Investors Income Funds
        First Investors Cash Management Fund
        First Investors Fund For Income
        First Investors Government Fund
        First Investors Investment Grade Fund

First Investors Tax Exempt Funds
        First Investors Insured Tax Exempt Fund II
        First Investors Insured Tax Exempt Fund
        First Investors Arizona Insured Tax Free Fund
        First Investors California Insured Tax Free Fund First Investors Colorado Insured Tax Free Fund
        First Investors Connecticut Insured Tax Free Fund First Investors Florida Insured Tax Free Fund
        First Investors Georgia Insured Tax Free Fund
        First Investors Maryland Insured Tax Free Fund
        First Investors Massachusetts Insured Tax Free Fund First Investors Michigan Insured Tax Free Fund
        First Investors Minnesota Insured Tax Free Fund First Investors Missouri Insured Tax Free Fund
        First Investors New Jersey Insured Tax Free Fund First Investors North Carolina Insured Tax Free Fund First Investors Ohio Insured Tax Free Fund
        First Investors Oregon Insured Tax Free Fund
        First Investors Pennsylvania Insured Tax Free Fund First Investors Virginia Insured Tax Free Fund
        First Investors Insured Intermediate Tax Exempt Fund First Investors Tax-Exempt Money Market Fund
        First Investors New York Insured Tax Free Fund

First Investors Life Series Funds
        First Investors Blue Chip Fund
        First Investors Cash Management Fund
        First Investors Discovery Fund
        First Investors Focused Equity Fund
        First Investors Government Fund
        First Investors Growth Fund
        First Investors High Yield Fund
        First Investors International Securities Fund
        First Investors Investment Grade Fund
        First Investors Target Maturity 2007 Fund
        First Investors Target Maturity 2010 Fund
        First Investors Target Maturity 2015 Fund
        First Investors Value Fund
        First Investors Special Bond Fund

                            TRANSFER AGENT AGREEMENT

                                   SCHEDULE B

                                  COMPENSATION
                                  ------------


Fees and Charges:
-----------------

The Fund shall pay the following fees and charges of Administrative Data Management Corp. for its services under the Transfer Agent Agreement.

For all Funds except First Investors Cash Management Fund and First Investors Tax-Exempt Money Market Fund:

Monthly Account Maintenance                     $1.20 per account
New Accounts                                    $12.00 per account
Liquidations and Withdrawals                    $12.00 per transaction
Exchanges into Existing Accounts                $5.00 per transaction
Transfers                                       $15.00 per transaction
Certificates Issued                             $10.00 per certificate
Dividend Processing                             $0.25 per dividend
Reports Requested by a Government Agency        $1.00 per account


      First Investors Cash Management Fund and First Investors Tax-Exempt Money Market Fund:

Monthly Account Maintenance                     $2.00 per account
Reports Requested by a Government Agency        $1.00 per account

Expenses:
---------

In addition to the above fees and charges, the Fund shall reimburse Administrative Data Management Corp. for all out-of-pocket costs including, but not limited to, the costs of postage, insurance, forms, envelopes, telephone lines and other similar items, counsel fees, including fees for the preparation of the Transfer Agent Agreement and review of the Fund's registration statements and application forms.